Exhibit 10.1

                              SETTLEMENT AGREEMENT


                                   I. PARTIES

      This Settlement Agreement is entered into as of this 10th day of November, 2004, by and among (i) the United States of America ("United States"), acting through the Department of Justice and the United States Attorney's Office for the Western District of Oklahoma and on behalf of the United States Department of Agriculture (hereinafter "USDA"), including, without imitation, the Farm Service Agency (the "FSA"), a federal agency within the USDA; and (ii) Gold Banc Corporation, Inc., a Kansas corporation, and Gold Bank, a Kansas bank (the successor by merger to Gold Bank, an Oklahoma bank, and Gold Bank, a Florida bank), acting for themselves and all of their predecessors, successors, assigns, businesses, affiliates, subsidiaries and divisions, and all directors, officers, employees, agents, and representatives of the foregoing entities (hereinafter collectively referred to as "Gold Banc") (the United States and Gold Banc are hereinafter jointly referred to as "the Parties").

                                  II. RECITALS

      A. Gold Banc Corporation, Inc. is a corporation organized under the laws of Kansas with its principal place of business in Leawood, Kansas. Gold Bank is a banking association organized under the laws of Kansas with its principle place of business in Leawood, Kansas.

      B. Since at least October 1, 1992, Gold Bank has been a lender of agricultural loans that were guaranteed by the FSA. In addition to issuing federally-guaranteed agricultural loans, Gold Bank also enrolled many of its guaranteed loans in the FSA's Interest Assist Program, which provides for an annual federal interest subsidy of four (4) percent on eligible, federally-guaranteed agricultural loans.

      C. Roger Ediger, the Relator, a former farmer and agricultural loan customer of Gold Bank, filed a complaint on behalf of the United States under the qui tam provisions of the Civil False Claims Act, 31 U.S.C. ss. 3729 et seq., United States ex rel. Ediger v. Gold Bank Oklahoma and Gold Banc Corporation, Inc., CIV 02-1493-R (W.D. Okla., filed October 24, 2002), which the Relator amended in his First Amended Complaint on February 5, 2004, United States ex rel. Ediger v. Gold Banc Corporation, Inc., Gold Bank Oklahoma and Gold Bank Kansas, CIV 02-1493-R (W.D. Okla.) (hereinafter the "Qui Tam Action"). Relator's First Amended Complaint was filed on February 5, 2004 and alleged that Gold Banc improperly charged excessive fees to borrowers and inflated the interest rates it charged on federally-guaranteed agricultural loans, which in turn resulted in Gold Banc's submission of false statements and claims for payment to the United States for guaranteed loss claims and interest assist payments.

      D. The United States (through the Fraud Section, Commercial Litigation Branch, Civil Division, Department of Justice and the United States Attorney's Office, Western District of Oklahoma), and Gold Banc have engaged in settlement discussions concerning the allegations made in Relator's First Amended Complaint.

      E. The United States intervened in this qui tam action for settlement purposes on September 9, 2004. For the purposes of this Settlement Agreement, "Covered Conduct" means all acts, actions and omissions of Gold Banc that were alleged by the Relator as the basis for the claims and causes of action set forth in the Relator's First Amended Complaint, which acts, actions or omissions occurred or failed to occur during the time period from October 1, 1992 to the Effective Date of this Agreement (as defined below).

      F. Gold Banc denies all allegations of wrongdoing in connection with the Covered Conduct, including without limitation, allegations that it violated the Federal Civil False Claims Act, 31 U.S.C. ss. 3729 et seq.

      G. The Parties wish to avoid the time, expense, and risk of litigation by reaching a settlement of the United States' allegations as described below.

      H. Contemporaneous with the execution and delivery of this Settlement Agreement, Gold Banc is entering into a separate settlement agreement with the Relator to address Relator's attorney's fees and costs pursuant to 31 U.S.C. ss. 3730(d)(1).

      I. This Settlement Agreement is made in compromise of disputed claims. Neither the Settlement Agreement, its execution, nor the performance of any obligations under it, including any payments, nor the fact of the settlement, is intended to be, or shall be understood as, an acknowledgment of responsibility, admission of liability or wrongdoing, or other expression reflecting upon the merits of the dispute by the United States or Gold Banc.

                                 III. AGREEMENTS

      In reliance on the foregoing Recitals, and in consideration of the mutual promises, covenants and obligations of this Settlement Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

           1. In consideration of this Settlement Agreement, Gold Banc shall pay to the United States the sum of Sixteen Million Dollars ($16,000,000) (the "Settlement Proceeds") within seven (7) business days after all Parties have executed and delivered this Settlement Agreement and the Joint Stipulation (as defined below). Payment shall be made by electronic funds transfer pursuant to written instructions to be provided to Gold Banc's legal counsel by the Director, Commercial Litigation Branch or his designated representative.

           2. Within five (5) business days after Gold Banc makes the payment described in Paragraph 1, the United States shall file a joint stipulation providing for the dismissal with prejudice of the Qui Tam Action, substantially in the form attached hereto as Exhibit A (the "Joint Stipulation").

           3. Subject to the exceptions set forth below, in consideration of the obligations of Gold Banc set forth in this Settlement Agreement, the United States hereby releases and discharges, effective upon the payment in full by Gold Banc of the Settlement Proceeds, Gold Banc from any civil monetary claim the United States has under the False Claims Act, 31 U.S.C. ss.ss. 3729-3733; the Contract Disputes Act, 41 U.S.C. ss. 601 et seq.; the Program Fraud Civil Remedies Act, 31 U.S.C. ss.ss.? 3801-3812; or under common law for payment by mistake, unjust enrichment, breach of contract, and fraud for the Covered Conduct.

           4. Upon signing this Settlement Agreement, Gold Banc hereby releases and forever discharges the United States from any claims arising from or relating to the investigation of the Covered Conduct, including attorneys' fees, expenses, and costs.

           5. The United States and Gold Banc agree that each will be responsible for its own attorneys' fees and all costs arising out of and relating to this action.

           6. The United States specifically does not release Gold Banc, or any other entity or individual under this Settlement Agreement, from (a) any criminal, civil or administrative claims arising under Title 26, U.S. Code (Internal Revenue Code) or Internal Revenue Service Regulations or under Securities or Environmental laws; (b) any claims for bodily or personal injury, property damage or consequential damages; (c) any administrative suspension or debarment action, or administrative review or actions, concerning Gold Banc or its FSA lender status; and (d) any obligations created by this Settlement Agreement or related to disputes and claims for the enforcement of this Settlement Agreement.

           7. Gold Banc agrees that all costs (as defined by Federal Acquisition Regulation ("FAR") 31.205-47) incurred by or on behalf of Gold Banc in connection with (a) the matters covered by this Settlement Agreement, (b) the Government's audit and investigation of the matters covered by this Settlement Agreement, (c) Gold Banc's investigation, defense of the matters, and corrective actions relating to the United States' investigation, (d) the negotiation of this Settlement Agreement, and (e) the payment made to the United States pursuant to this Settlement Agreement, shall be unallowable costs for government accounting purposes. These unallowable costs will be separately estimated and accounted for by Gold Banc. Gold Banc will not charge such unallowable costs directly or indirectly to any contracts with the United States. Any such cost previously submitted or treated by Gold Banc as an allowable cost for government accounting purposes shall be withdrawn and any charge or charges previously submitted that were based on such cost shall be adjusted accordingly.

           8. This document contains the full and complete Settlement Agreement with respect to the matters covered herein. No modification of this Settlement Agreement shall be effective unless in writing and signed by the Parties and agreed to by the United States.

           9. This Settlement Agreement shall be binding on the United States and Gold Banc.

           10. The Parties consent to the public disclosure of this Settlement Agreement and all information about this Settlement Agreement by Gold Banc and/or the United States.

           11. Each person who signs this Settlement Agreement in a representative capacity warrants that he or she is duly authorized to do so. Further, each Party for himself or itself, as the case may be, (i) acknowledges that such Party has been advised by competent legal counsel in connection with the execution of this Settlement Agreement and the accompanying releases, has read each and every paragraph of this Settlement Agreement, and understands the respective rights and obligations set forth herein, and (ii) represents that the commitments, acknowledgments, representations, and promises set forth herein are freely and willingly undertaken and given.

           12. This Settlement Agreement shall be governed and interpreted in accordance with the federal laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties under this Settlement Agreement will be the United States District Court, Western District of Oklahoma.

           13. For purposes of construction, this Settlement Agreement shall be deemed to have been drafted by all Parties to this Settlement Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

           14. This Settlement Agreement is effective on the date that the Settlement Agreement is executed and delivered by the last signatory hereto (the "Effective Date"). This Settlement Agreement is contingent upon Gold Banc paying the Settlement Proceeds to the United States as described in Paragraph 1, and upon the dismissal of the Qui Tam Action with prejudice, as described in Paragraph 2, and is null and void if no such payment is actually made by Gold Banc and received unencumbered, except as to any claims by Relator for Relator's share under 31 U.S.C. ss. 3730(d)(1), by the United States, or if no such dismissal is ordered.

           IN WITNESS WHEREOF, the Parties have executed the foregoing Agreement or counterparts thereof, intending to be bound.

                                  UNITED STATES OF AMERICA




                                  By: /s/ Louis J. Virelli III
                                      --------------------------------
                                      Louis J. Virelli III, Esq.
                                      Trial Attorney
                                      Commercial Litigation Branch
                                      Civil Division
                                      United States Department of Justice
                                      601 D Street, N.W.
                                      Room 9931
                                      Washington, D.C. 20004
                                      (202) 514-7857




                                  By: /s/ Kay Sewell
                                      ---------------------------------
                                      Kay Sewell
                                      Assistant U.S. Attorney
                                      Office of the United States Attorney for
                                      the Western District of Oklahoma
                                      210 West Park Avenue
                                      Suite 400
                                      Oklahoma City, Oklahoma 73102
                                      (405) 553-8807

                                  GOLD BANC CORPORATION, INC.


                                  By: /s/ Malcolm M. Aslin
                                      ---------------------------------
                                      Name:  Malcolm M. Aslin
                                      Title: Chief Executive Officer

                                  GOLD BANK


                                  By: /s/ Malcolm M. Aslin
                                      ---------------------------------
                                      Name:  Malcolm M. Aslin
                                      Title: Chief Executive Officer

                   IN THE UNITED STATES DISTRICT COURT FOR THE
                          WESTERN DISTRICT OF OKLAHOMA

UNITED STATES OF AMERICA            )
ex rel. ROGER L. EDIGER,            )
                                    )
                Plaintiff,          )    Case No. CIV-02-1493-R
                                    )
      -vs-                          )
                                    )
GOLD BANC CORPORATION, INC.,        )
and GOLD BANK OF OKLAHOMA,          )
                                    )
                Defendants.         )
                                    )
------------------------------------

                     STIPULATION OF DISMISSAL WITH PREJUDICE

      Pursuant to Fed. R. Civ. P. 41 and the False Claims Act, 31 U.S.C. ss. 3730(b)(1), the United States, relator Roger Ediger ("Relator") and the defendants, Gold Banc Corporation, Gold Bank Oklahoma and Gold Bank Kansas (collectively, "Gold Banc"), through their undersigned counsel, hereby stipulate to the dismissal with prejudice of the above captioned action, consistent with the terms of the Settlement Agreement attached as
Exhibit 1. The United States and Gold Banc have reached an agreement to settle this litigation. Relator agrees that the settlement reached by the United States with Gold Banc is fair, adequate and reasonable pursuant to 31 U.S.C. ss. 3730(c)(2)(B).

      The United States and Gold Banc agree that each will bear its own costs, expenses and attorneys' fees. Relator and Gold Banc have reached agreement as to the payment of attorneys' fees and costs, pursuant to 31 U.S.C. ss. 3730(d). The United States, Relator and Gold Banc request that the Court retain jurisdiction to enforce the terms of the Settlement Agreement and for the limited purpose of adjudicating the Relators' share issue pursuant to 31 U.S.C. ss. 3730(d). The United States, Relator and Gold Banc hereby request that the Court enter the attached Order.

                               Respectfully submitted,

                               ON BEHALF OF THE UNITED STATES
Dated: October 29, 2004.
                               PETER D. KEISLER
                               Assistant Attorney General


                               ROBERT G. McCAMPBELL
                               United States Attorney



                               MICHAEL F. HERTZ
                               PATRICIA R. DAVIS
                               LOUIS J. VIRELLI III
                               Commercial Litigation Branch
                               Civil Division
                               United States Department of Justice
                               P.O. Box 261
                               Ben Franklin Station
                               Washington, DC 20044
                               Tel:  (202) 514-7857
                               Fax: (202) 514-7361

                               KAY SEWELL
                               Assistant United States Attorney
                               400 Oklahoma Tower
                               210 Park Avenue, Suite 400
                               Oklahoma City, OK 73102
                               Phone: (405) 553-8700
                               Fax: (405) 553-8885
                               Kay.Sewell@usdoj.gov

                               Attorneys for the United States

                               ON BEHALF OF RELATOR ROGER EDIGER

Dated: October 29, 2004.
                               By:
                                    -------------------------------
                                    TERRELL W. OXFORD
                                    JONATHAN BRIDGES
                                    SUSMAN GODFREY L.L.P.
                                    901 Main Street, Suite 4100
                                    Dallas, Texas 75202-3775

                               Counsel for Relator, Roger Ediger


Dated: October 29, 2004.
                               By:
                                    -------------------------------
                                    LARRY D. LAHMAN
                                    FORREST L.P. DEVAUGHN
                                    MITCHELL & DECLERCK, P.L.L.C.
                                    202 West Broadway
                                    Enid, Oklahoma 73701

                               Counsel for Relator, Roger Ediger

                               ON BEHALF OF GOLD BANC CORPORATION


Dated: November 8, 2004.

                               By:
                                    -------------------------------
                                    R. DENNIS WRIGHT
                                    MIKE W. LOCHMANN
                                    STINSON MORRISON HECKER L.L.P.
                                    2600 Grand Boulevard
                                    Kansas City, Missouri 64108

                               Counsel for Gold Banc Corporation

                   IN THE UNITED STATES DISTRICT COURT FOR THE
                          WESTERN DISTRICT OF OKLAHOMA

UNITED STATES OF AMERICA       )
ex re1., ROGER L. EDIGER,      )
                               )
Plaintiff,                     )
                               )Case No. CIV-02-1493-R
           -vs-                )
                               )
GOLD BANC CORPORATION, INC.,   )
and GOLD BANK OF OKLAHOMA,     )
Defendants.                    )

                                      ORDER

      The United States and the defendants, Gold Banc Corporation, Gold Bank Oklahoma and Gold Bank Kansas (collectively, "Gold Banc") have reached an agreement to settle this litigation. A copy of the Settlement Agreement is attached as Exhibit 1. Relator Roger Ediger agrees that the settlement agreed to by the United States and Gold Banc is fair, adequate and reasonable pursuant to 31 U.S.C. ss. 3730(c)(2)(B). Accordingly, in light of the Settlement Agreement, it is hereby ORDERED:

1. The Court approves the settlement as being fair, adequate and reasonable, pursuant to 31 U.S.C. ss. 3730(c)(2)(B).

2. This case is dismissed with prejudice as to all parties, pursuant to 31 U.S.C. ss. 3730(c)(2)(B).

3. The United States and Gold Banc each will bear its own costs, expenses and attorneys' fees; and,

4. The Court retains jurisdiction over this matter to enforce the terms of the Settlement Agreement, as well as for the limited purpose of adjudicating the Relators' share issue pursuant to 31 U.S.C. ss. 3730(d).

        IT IS SO ORDERED this 19th day of November, 2004.



                               -----------------------------------------
                               DAVID L. RUSSELL
                               UNITED STATES DISTRICT JUDGE